Interpace Diagnostics Group Reports Third Quarter 2017 Financial Results,
Business Progress and Recent Accomplishments

Q3-2017 Net Revenues of Over $4 million Growing 27% Over Prior Year Quarter

Represents Fourth Straight Quarter of Sequential Revenue Growth

Net Loss for the Quarter & Year to Date a 56% and 51% Improvement Over Prior Year

CMS Approved 40% Medicare Price Increase for ThyGenX®

AMA Assigned New Dedicated PLA Reimbursement Code for ThyraMIR®

New Lung Cancer Test, RespriDX™, Launched with Reimbursement

Conference Call Monday November 13, 2017 at 8:30 a.m. ET

Parsippany, NJ, November 13, 2017— Interpace Diagnostics Group, Inc. (IDXG) (“Interpace” or “the Company”), a fully integrated commercial company that provides clinically useful molecular diagnostic tests and pathology services for improved patient diagnosis and management, today announced financial results and business progress for the third quarter ended September 30, 2017 and year to date, as well as recent accomplishments.

Our revenue growth and cost controls continued in the third quarter and year to date in 2017. Net sales of $4.2 million for the third quarter of 2017 were a 27% improvement over the prior year comparable quarter. Accordingly, on an annualized pro forma basis, our current Net Revenue run rate is almost $17 million. Net sales year to date were $11.5 million, a 16% improvement over the prior year to date comparable period. Importantly, Q3 represents our fourth straight quarter of sequential Net Revenue growth and our first quarter of Net Revenues in excess of $4 million.

Our Net Loss for the third quarter of 2017 was $3.3 million as compared to $7.5 million for the comparable quarter of the prior year and the year to date Net Loss of $7.2 million was significantly less than the $14.6 million Net Loss for the comparable prior year to date period.

We also continued to improve our balance sheet and liquidity. From the beginning of the year through September 30, 2017 we raised gross proceeds of $27.9 million. Our cash position at September 30, 2017 was $11.7 million, our stockholders’ equity was $36.4 million and we no longer have long-term debt. As of November 9th 2017, our cash balance was approximately $16.5 million.

In addition to our improved financial performance we also made significant operating progress during the third quarter, as follows:

●	In July we announced the renewal and extension of our exclusive contract with LabCorp.

●	In August we announced Oxford Health coverage of ThyraMIR.

●	In September we announced that the AMA assigned a new PLA (Proprietary Lab Assay) Code for reimbursement of ThyraMIR.

●	In September we launched our new lung cancer test, RespriDX to differentiate local recurrence of lung cancer from new primary cancer formation.

●	In September we also announced the election of a new director, Dr. Felice Schnoll-Sussman, Director of the Jay Monahan Center of Gastrointestinal Health at Weill Cornell Medical Center in NYC.

●	In October CMS announced that ThyGenX, our molecular test for indeterminate thyroid cysts, would increase our Medicare reimbursement by 40% beginning January 1, 2018.

●	In October we announced two publications that were presented at the American College of Gastroenterology 2017 Conference related to the benefits of PancraGEN® and BarreGEN® for favorably impacting the diagnosis and treatment of patients.

●	In October we announced the presentation of the initial results of a study related to enhancements to ThyGenX at the American Thyroid Association Conference.

●	In October we also announced that Interpace was designated as “Company of the Month” by G2 Intelligence magazine for September 2017.

“I am very pleased with our financial and operating performance in Q3-2017 and for the year to date, Most importantly, Q3-2017 resulted in test volume growth in both our GI and Endocrine franchises, and this is especially important considering the hurricane damage seen in several of our major markets. Q-3 also represented the completion of our transition of operations to a stand alone molecular diagnostics company.” added Jack Stover, Interpace’s President & CEO.

Q3 and Year to Date 2017 Financial Performance

●	Net Revenue for the three-month period ended September 30, 2017 and for the nine-month period was $4.2 million and $11.5 million, respectively, an increase of 27% over the same prior year period and 16% over the same prior year to date period due principally to growth of units and reimbursement of our thyroid assays.

●	Total Operating Expenses for the third quarter of 2017 were $5.2 million, a $2.7 million or 34% decrease from the same quarter of 2016, due principally to Asset Impairment charges in the prior year.

●	Year to date Total Operating Expenses were $8.8 million, a reduction of $9.5 million from the prior year due primarily to a Change in Fair Value of Contingent Consideration related to conversion of our then outstanding long term debt to equity and termination of future related royalties and milestone obligations.

●	Operating Loss for the quarter of $3.1 million improved $3.4 million or 52% from the same quarter of 2016.

●	Operating Loss year to date in 2017 was $ 3.0 million, a 77% improvement compared to the prior year to date Operating Loss in 2016 of $13.2 million.

●	Net Loss for the third quarter of 2017 of $3.3 million was $4.2 million or a 56% improvement from the third quarter Net Loss of $7.5 million for the same period in 2016.

●	Year to date Net Loss of $7.2 million was $7.4 million less or a 51% improvement from the same year to date period of 2016.

●	Our cash balance as of September 30, 2017 was $11.7 million.

●	Net Cash Used in Operations for the third quarter of 2017 amounted to $4.3 million as compared to $1.3 million for the same quarter in 2016. Included in Net Cash Used in Operations in the third quarter of 2017 was approximately $2.0 million of expenditures related to discontinued operations, transaction fees and the remainder of payment obligations carried over from the discontinued contract sales organization (CSO) sold by us in 2015

●	Net Cash Used in Operations year to date 2017 was $12.9 million as compared to $6.7 million for the comparable period of 2016. Included in Net Cash Used in Operations year to date 2017 was approximately $4.7 million of expenditures related to discontinued operations, transaction fees and the remainder of payment obligations carried over from the CSO business we sold in 2015 as well as a reduction in payables, that were previously extended, of approximately $1.4 million.

●	Total stockholders’ equity was $36.4 million as of September 30, 2017.

Adjusted EBITDA (in the attached schedule), which we believe is a meaningful supplemental disclosure that may be indicative of how management and our Board of Directors evaluate Company performance, adjusts Income or Loss from Continuing Operations for non-cash charges such as depreciation & amortization, asset impairment, loss on extinguishment, and the change in fair value of contingent consideration. Accordingly, Adjusted EBITDA for the three-month periods ended September 30, 2017 and 2016 was $(1.9) million and $(3.2) million, respectively. Adjusted EBITDA for the nine months ended September 30, 2017 and 2016 was $(5.5) million and $(7.4) million, respectively, due primarily to the reduction in Loss from Continuing Operations in 2017.

About Interpace Diagnostics Group, Inc.

Interpace is a a fully integrated commercial company that provides clinically useful molecular diagnostic tests and pathology services for evaluating risk of cancer by leveraging the latest technology in personalized medicine for improved patient diagnosis and management. The Company currently has four commercialized molecular tests and one test in a clinical evaluation process (CEP); PancraGEN® for the diagnosis and prognosis of pancreatic cancer from pancreatic cysts; ThyGenX®, for the diagnosis of thyroid cancer from thyroid nodules utilizing a next generation sequencing assay; ThyraMIR®, for the diagnosis of thyroid cancer from thyroid nodules utilizing a proprietary gene expression assay; and RespriDX™ that differentiates lung cancer of primary vs. metastatic origin. BarreGEN® for Barrett’s Esophagus, is currently being “soft launched” with key opinion leaders as we continue to gather data on this assay that will assist us in seeking favorable reimbursement as well as important clinical information. Barrett’s Esophagus is a rapidly growing diagnosis that affects over three million people in the US and over time can progress to esophageal cancer. Interpace’s mission is to provide personalized medicine through molecular diagnostics and innovation to advance patient care based on rigorous science. For more information, please visit Interpace’s website at www.interpacediagnostics.com

About Thyroid Nodules, ThyGenX and ThyraMIR testing

According to the American Thyroid Association, approximately 15% to 30% of the 525,000 thyroid fine needle aspirations (FNAs) performed on an annual basis in the U.S. are indeterminate for malignancy based on standard cytological evaluation, and thus are candidates for ThyGenX and ThyraMIR.

ThyGenX and ThyraMIR reflex testing yields high predictive value in determining the presence and absence of cancer in thyroid nodules. The combination of both tests can improve risk stratification and surgical decision-making when standard cytopathology does not provide a clear diagnosis for the presence of cancer.

ThyGenX utilizes state-of-the-art next-generation sequencing (NGS) to identify more than 100 genetic alterations associated with papillary and follicular thyroid carcinomas, the two most common forms of thyroid cancer. ThyraMIR is the first microRNA gene expression classifier. MicroRNAs are small, non-coding RNAs that bind to messenger RNA and regulate expression of genes involved in human cancers, including every subtype of thyroid cancer. ThyraMIR measures the expression of 10 microRNAs. Both ThyGenX and ThyraMIR are covered by both Medicare and multiple Commercial insurers.

About Pancreatic Cysts and PancraGEN

PancraGEN is a pancreatic cyst molecular test that, by using a small sample of pancreatic cyst fluid, can aid in pancreatic cancer risk assessment. PancraGEN is 90% accurate, according to clinical studies, enabling effective risk stratification of patients. Pancreatic cancer is often difficult to diagnose in early stages and typically spreads rapidly with signs and symptoms appearing when the cancer is significantly advanced. Because of this, and that complete surgical removal of the pancreas is not possible, pancreatic cancer is considered a leading cause of cancer deaths.

About RespriDx

RespriDX compares the genomic fingerprint of one lung tumor to that of a second synchronous or metasynchronous lung tumor using a robust panel of 25 DNA markers. The test is performed on standard formalin fixed, paraffin embedded biopsy tissue. Use of RespriDx to help stage the second lung tumor significantly impacts cancer treatment of the patient.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, relating to the Company’s future financial and operating performance. The Company has attempted to identify forward looking statements by terminology including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are based on current expectations, assumptions and uncertainties involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. These statements also involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to be materially different from those expressed or implied by any forward-looking statement. Known and unknown risks, uncertainties and other factors include, but are not limited to, the Company’s ability to adequately finance the business, the market’s acceptance of its molecular diagnostic tests, its ability to retain or secure reimbursement, its ability to secure additional business and generate higher profit margins through sales of its molecular diagnostic tests, in-licensing or other means, projections of future revenues, growth, gross profit and anticipated internal rate of return on investments and its ability to maintain its NASDAQ listing. Additionally, all forward-looking statements are subject to the “Risk Factors” detailed from time to time in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other SEC filings.

Because of these and other risks, uncertainties and assumptions, undue reliance should not be placed on these forward-looking statements. In addition, these statements speak only as of the date of this press release and, except as may be required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

CONTACTS:

Interpace Diagnostics

Investor Relations:

Paul Kuntz

Redchip

Paul@Redchip.com

Non-GAAP Financial Measures

In addition to the United States generally accepted accounting principles, or GAAP, results provided throughout this document, Interpace has provided certain non-GAAP financial measures to help evaluate the results of its performance. We believe that these non-GAAP financial measures, when presented in conjunction with comparable GAAP financial measures, are useful to both management and investors in analyzing the Company’s ongoing business and operating performance. We believe that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view the Company’s financial results in the way that management views financial results.

In this document, we discuss Adjusted EBITDA, a non-GAAP financial measure. Adjusted EBITDA is a metric used by management to measure cash flow of the ongoing business. Adjusted EBITDA is defined as income or loss from continuing operations, plus depreciation and amortization, non-cash stock based compensation, interest and taxes, and other non-cash expenses including asset impairment costs, loss on extinguishment of debt, goodwill and asset impairment, and change in fair value of contingent consideration. The table below includes a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure.

Conference Call

As previously announced, Interpace will hold a conference call Monday, November 13, 2017 at 8:30 a.m. (ET) to discuss financial and operational results for the third quarter and year to date ended September 30, 2017. Details as follows:

The live webcast and subsequent replay may be accessed by visiting Interpace’s website www.interpacediagnostics.com. Alternatively, please call 1-866-564-2842 (U.S.) or 1-323-794-2094 (international). The conference ID number is 6169888. The webcast replay will be available on the company’s website approximately two hours following completion of the call and archived on the company’s website for 90 days.

Interpace Diagnostics Group, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Revenue, net	$4,202	$3,316	$11,527	$9,963
Cost of revenue	2,069	1,846	5,719	4,866
Gross profit	2,133	1,470	5,808	5,097
Operating expenses:
Sales and marketing	1,816	1,282	4,507	4,186
Research and development	483	659	1,202	1,339
General and administrative	2,116	2,858	6,431	7,655
Acquisition related amortization expense	813	970	2,439	2,909
Asset impairment	-	3,363	-	3,363
Change in fair value of contingent consideration	-	(1,174)	(5,776)	(1,174)
Total operating expenses	5,228	7,958	8,803	18,278

Operating loss	(3,095)	(6,488)	(2,995)	(13,181)
Interest expense	(40)	(539)	(433)	(1,601)
Loss on extinguishment of debt	-	-	(4,278)	-
Other (loss) income , net	(294)	4	(414)	14
Loss from continuing operations before tax	(3,429)	(7,023)	(8,120)	(14,768)
(Benefit) provision for income taxes	(42)	173	(340)	(54)
Loss from continuing operations	(3,387)	(7,196)	(7,780)	(14,714)
Income (loss) from discontinued operations, net of tax	71	(297)	572	101
Net loss	$(3,316)	$(7,493)	$(7,208)	$(14,613)

Basic (loss) income per share of common stock:
From continuing operations	$(0.15)	$(3.96)	$(0.65)	$(8.16)
From discontinued operations	0.00	(0.16)	0.05	0.06
Net (loss) income per basic share of common stock	$(0.15)	$(4.13)	$(0.60)	$(8.10)

Diluted (loss) income per share of common stock:
From continuing operations	$(0.15)	$(3.96)	$(0.65)	$(8.16)
From discontinued operations	0.00	(0.16)	0.05	0.06
Net (loss) income per diluted share of common stock	$(0.15)	$(4.13)	$(0.60)	$(8.10)

Weighted average number of common shares and common share equivalents outstanding:
Basic	22,028	1,816	12,022	1,803
Diluted	22,028	1,816	12,022	1,803

Selected Balance Sheet Data

($ in thousands) unaudited

	September 30, 2017	December 31, 2016
Cash and cash equivalents	$11,703	$602

Total current assets	15,773	4,240
Total current liabilities	8,302	16,241

Total assets	50,391	41,778
Total liabilities	14,013	35,247
Total stockholders' equity	36,378	6,531

Selected Cash Flow Data

($ in thousands) unaudited

	For the Nine Months Ended
	September 30,
	2017	2016
Net loss	$(7,208)	$(14,613)

Net cash used in operations	$(12,884)	$(6,617)
Net cash used in investing activities	(29)	-
Net cash provided by financing activities	24,014	-
Change in cash and cash equivalents	11,101	(6,617)
Cash and equivalents, Beginning	602	8,310
Cash and equivalents, Ending	$11,703	$1,693

Reconciliation of Adjusted EBITDA (Unaudited)

($ in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Loss from continuing operations	$(3,387)	$(7,196)	$(7,780)	$(14,714)
Depreciation and amortization- continuing operations	876	1,100	2,813	3,490
Stock-based compensation - continuing operations	271	21	477	109
Taxes	(42)	173	(340)	(54)
Interest expense	40	539	433	1,601
Mark to market on warrant liability	325	-	401	-
Loss on extinguishment of debt	-	-	4,278	-
Asset impairment	-	3,363	-	3,363
Change in fair value of contingent consideration	-	(1,174)	(5,776)	(1,174)
Adjusted EBITDA	$(1,917)	$(3,174)	$(5,494)	$(7,379)